Preferred Apartment Communities, Inc. Announces Agreement to Acquire Two Multifamily Communities Aggregating 520 Units
Atlanta, GA, January 12, 2015

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) ("PAC" or the "Company") today announced that on December 2, 2014 Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), its operating partnership, signed a Purchase and Sale Contract (the "Purchase Agreement") to acquire two multifamily communities in Houston, Texas representing an aggregate of 520 units. "We're very pleased to have the opportunity to acquire these Class A multifamily assets," said Daniel M. DuPree, the Company's Chief Investment Officer and Vice Chairman. DuPree continued, "These assets are located in strong and growing submarkets in Houston, and have superior finishes and attached garages." Leonard A. Silverstein, the Company's President and Chief Operating Officer, further added, "These two transactions reflect PAC's continued acquisition growth strategy." "We intend to fund these acquisitions with first mortgage debt financing for each community, together with cash on hand, borrowings under our senior secured credit facility and other available capital sources. As with our most recent acquisitions, we do not anticipate the need for capital raised through a traditional secondary common stock offering," said Silverstein.
Under the Purchase Agreement, PAC has agreed to acquire (the "Acquisition") the Avenues at Northpointe ("Northpointe"), a 280-unit multifamily community, and the Avenues at Cypress ("Cypress"), a 240-unit multifamily community, both located in Houston, Texas (collectively, the "Acquired Communities") for an aggregate purchase price of approximately $76 million, exclusive of acquisition-related and financing-related transaction costs. PAC's inspection period expired on January 9, 2015 and PAC expects to complete the Acquisition in February 2015.
The Company currently is in discussion with Freddie Mac to provide a first mortgage loan on Cypress and with Fannie Mae to provide a first mortgage loan on Northpointe (the "New Loans") at approximately 65% of the underwritten value of the Acquired Communities, or approximately $50.1 million in the aggregate. PAC expects each of the New Loans will have a seven year maturity, will be secured only by the respective Acquired Community to which the New Loans relate, and will have no loan guaranties by the Company or PAC-OP. PAC further expects the New Loan for Cypress will bear interest at a fixed rate of approximately 1.4% over the interest rate on the 7-Year United States Treasury security, which we have index-locked at 2.05%, and the New Loan on Northpointe will bear interest at a fixed rate of 3.16% per annum. PAC anticipates the New Loan for Northpointe will require monthly installments of interest only through the second year of the New Loan and will amortize over a 30-year term for the balance of its stated term and anticipates the New Loan for Cypress will amortize over a 30-year term for its stated term.
About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments such as grocery-anchored necessity retail properties, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013, which we filed with the SEC on March 17, 2014 and our subsequent Quarterly Reports on Form 10-Q which we filed with the SEC on May 12, 2014, August 11, 2014 and November 10, 2014, all under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All information in this release is as of the morning of January 12, 2015. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Company's Series A Follow-On Offering, or its sales agent, MLV & Co. LLC, with respect to the Company's ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Series A Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com